Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN ANY JURISDICTION WHERE ITS PUBLICATION WOULD BE UNLAWFUL

REOPENING OF THE ACCEPTANCE PERIOD FOR THE VOLUNTARY UNCONDITIONAL TAKEOVER OFFER ON TELENET GROUP HOLDING NV STARTS ON 24 AUGUST 2023

Denver, Colorado – August 24, 2023, 8:00 AM CET

As previously announced in its press release dated 19 July 2023, Liberty Global plc (Liberty Global) (NASDAQ: LBTYA, LBTYB and LBTYK), will proceed on 24 August 2023 with the mandatory re-opening of its voluntary and now unconditional public takeover bid by its indirect wholly-owned subsidiary, Liberty Global Belgium Holding B.V. (the Offeror) for the 6.57% shares of Telenet Group Holding NV (Telenet) that the Offeror does not already own or that are not held by Telenet, at a price of €21.00 per share (after deduction of the €1.00 gross dividend approved by Telenet’s ordinary general meeting of 26 April 2023 and paid on 5 May 2023) (the Offer).

The subsequent acceptance period will be opened at 9:00am CET on Thursday 24 August 2023 and will close on Wednesday 13 September 2023 at 4:00pm CET. Shareholders who have not yet accepted the Offer will thus be able to accept the Offer in this period.

After settlement of the initial acceptance period on 26 July 2023, the Offeror owned (taking into account the 3,500,526 treasury shares that were held by Telenet at that time) 93.56%1 of the shares of Telenet. On 1 and 4 August 2023, 138,156 treasury shares were transferred by Telenet to the beneficiaries of Restricted Share Plan 2021 and Restricted Share Plan 2022 pursuant to the vesting of shares previously issued under those share

1 As a consequence of a third party factual error in the centralisation of the acceptances, the press releases of Telenet and Liberty Global of 19 July 2023 erroneously indicated that 101,018,038 shares were owned by the Offeror as a result from the Telenet shares that were tendered during the initial acceptance period instead of the actual 101,387,378 that were owned by the Offeror as result from the Telenet shares that were tendered during the initial acceptance period. The Offeror therefore owned (taking into account the 3,500,526 treasury shares that were held by Telenet at that time) 93.56% of the shares of Telenet and not 93.23% as indicated in the press releases of 19 July 2023.

plans in accordance with their terms and conditions. The Offeror (taking into account the 3,362,370 treasury shares held by Telenet) therefore now owns 93.43% of the shares of Telenet. The transferred treasury shares are subject to the Offer.

Since settlement of the initial acceptance period the free float of the Telenet shares has been limited to 6.57%2. The re-opening gives investors who missed the initial acceptance period or those seeking additional liquidity the opportunity to still accept the Offer.

The results of the subsequent acceptance period will be announced on or before 20 September 2023. Payment of the offer price of the shares tendered during the subsequent acceptance period will be made on or before 27 September 2023.

If, following the Offer, the Offeror, together with Telenet, owns at least 95% of the shares of Telenet and has acquired, by acceptance of the Offer, at least 90% of the shares that are the subject of the Offer (i.e. resulting in 96.23% ownership), the Offer will be followed by a simplified squeeze-out bid subject to the same financial conditions as the Offer.

The prospectus, approved in English and translated into Dutch and French, the response memorandum, approved in Dutch and translated into English and French, the independent expert report, available in English, and the acceptance forms, available in English, Dutch and French, are available on the following websites:
•https://shareholder-offer.be/en/, a microsite dedicated to the Offer which is also accessible via (www.telenetgroup.be) and LG plc (https://www.libertyglobal.com/investors/telenet/)
•www.bnpparibasfortis.be/epargneretplacer (in French and in English) and
www.bnpparibasfortis.be/sparenenbeleggen (in Dutch and in English)
•U.S. shareholders may also call the following toll free number: +1 303-220-6600 (US) or email ir@libertyglobal.com to request a copy of the prospectus.

ABOUT LIBERTY GLOBAL

Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is a world leader in converged broadband, video and mobile communications services. We deliver next-generation products through advanced fiber and 5G networks, and currently provide over 85 million* connections across Europe and the United Kingdom. Our

2 This number takes into account the 138,156 transferred treasury shares.

businesses operate under some of the best-known consumer brands, including Virgin Media-O2 in the United Kingdom, VodafoneZiggo in The Netherlands, Telenet in Belgium, Sunrise in Switzerland, Virgin Media in Ireland and UPC in Slovakia. Through our substantial scale and commitment to innovation, we are building Tomorrow’s Connections Today, investing in the infrastructure and platforms that empower our customers to make the most of the digital revolution, while deploying the advanced technologies that nations and economies need to thrive.

Liberty Global's consolidated businesses generate annual revenue of more than $7 billion, while the VodafoneZiggoJV and the VMO2 JV generate combined annual revenue of more than $17 billion.**

Liberty Global Ventures, our global investment arm, has a portfolio of more than 75 companies across content, technology and infrastructure, including strategic stakes in companies like ITV, Televisa Univision, Plume, AtlasEdge and the Formula E racing series.

* Represents aggregate consolidated and 50% owned non-consolidated fixed and mobile subscribers. Includes wholesale mobile connections of the VMO2 JV and B2B fixed subscribers of the VodafoneZiggo JV.

** Revenue figures above are provided based on full year 2022 Liberty Global consolidated results (excluding revenue from Poland) and the combined as reported full year 2022 results for the VodafoneZiggo JV and full year 2022 U.S. GAAP results for the VMO2 JV.

Telenet, the VMO2 JV, the VodafoneZiggo JV and Sunrise UPC deliver mobile services as mobile network operators. Virgin Media Ireland delivers mobile services as a mobile virtual network operator through third-party networks.

Liberty Global plc is listed on the Nasdaq Global Select Market under the symbols “LBTYA”, “LBTYB” and “LBTYK”.

Liberty Global Belgium Holding is an indirect wholly-owned subsidiary of Liberty Global plc, and is a private limited liability company incorporated under the laws of the Netherlands.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations:	Corporate Communications:
Michael Bishop +44 20 8483 6246	Matt Beake +44 20 8483 6215

WARNINGS:

This communication is for informational purposes only and does not constitute or form part of an offer to purchase or invitation to sell or issue, securities of Telenet, nor is it a solicitation by anyone in any jurisdiction in respect of such securities, a vote or an approval.

This press release may not be published, distributed or disseminated in any country or territory where its publication or content would be illegal or may require registration or any other filing of documents. Anyone in possession of this press release must refrain from publishing, distributing or disseminating it in the countries and territories concerned.

The Offer will not be made, directly or indirectly, in any country or jurisdiction in which it would be considered unlawful or otherwise violate any applicable laws or regulations, or which would require Liberty Global or any of its subsidiaries to change or amend the terms or conditions of the Offer in any material way, to make an additional filing with any governmental, regulatory or other authority or take additional action in relation to the Offer. It is not intended that the Offer extend to any such country or jurisdiction. Any such documents relating to the Offer must neither be distributed in any such country or jurisdiction nor be sent into such country or jurisdiction and must not be used for the purpose of soliciting the purchase of securities of Telenet by any person or entity resident or incorporated in any such country or jurisdiction.

Notice for US Shareholders

The Offer is made in the U.S. in reliance on, and in compliance with, Section 14(e) of, and Regulation 14E under, the U.S. Securities Exchange Act of 1934, as amended (the U.S. Exchange Act), and the “Tier II” exemption provided by Rule 14d-1(d) under the U.S. Exchange Act, and otherwise in accordance with the requirements of Belgian law. Accordingly, the Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, settlement procedures and timing of payments that are different from those applicable under U.S. procedures and laws. U.S. Shareholders should note that Telenet is not listed on a U.S. securities exchange, subject to the periodic reporting requirements of the U.S. Exchange Act or required to, and does not, file any reports with the U.S. Securities and Exchange Commission (the SEC) thereunder.

It may be difficult for U.S. Shareholders to enforce certain rights and claims arising in connection with the Offer under US federal securities laws since Telenet and Offeror are located outside the U.S. and most of its officers and directors may reside outside the U.S. It may not be possible to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of U.S. securities laws. It also may not be possible to compel a non-U.S. company or its affiliates to subject themselves to a U.S. court’s judgment.

To the extent permissible under applicable laws and regulations (including Rule 14e-5 under the U.S. Exchange Act and any exemptive relief granted by the SEC therefrom), and in accordance with customary Belgian practice, Offeror, its nominees or brokers (acting as agents), or any of its or their affiliates, may make certain purchases of, or arrangements to purchase, shares outside the U.S. during the period in which the Offer remains open for acceptance, including sales and purchases of shares effected by any investment bank acting as market maker in the shares. These purchases, or other arrangements, may occur either in the open market at prevailing prices or in private transactions at negotiated prices. In order to be excepted from the requirements of Rule 14e-5 under the U.S. Exchange Act by virtue of Rule 14e-5(b) thereunder, such purchases, or arrangements to purchase must comply with applicable Belgian law and regulation and the relevant provisions of the U.S. Exchange Act. Any information about such purchases will be disclosed as required in Belgium and the U.S.

Furthermore, this press release does not constitute or form part of an offer to sell, nor does it constitute a solicitation of an order to buy financial instruments in the United States or in any other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including the safe harbour provisions of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “target,” and similar expressions and variations or negatives of these words. These forward-looking statements may include, among other things, statements relating to the outlook of Telenet and Liberty Global; operational expectations, including with respect to the development, launch and benefits of innovative and advanced products and services, including gigabit speeds, new technology and next generation platform rollouts or launches; future growth prospects and opportunities, results of operations, uses of cash, tax rates, and other measures that may impact the financial performance of the companies; anticipated benefits and synergies and estimated costs of the proposed transaction; the expected timing of completion of any initial or subsequent offer period and the proposed transaction; and other information and statements that are not historical facts. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include events that are outside of the control of the parties, such as: (i) Telenet, Liberty Global, and our respective operating companies’ ability to meet challenges from competition and to achieve forecasted financial and operating targets; (ii) the effects of changes in laws or regulations; (iii) general economic, legislative, political and regulatory factors, and the impact of weather conditions, natural disasters, or any epidemic, pandemic or disease outbreak (including COVID-19); (iv) Telenet, Liberty Global, and our respective affiliates’ ability to satisfy the conditions to the consummation of the proposed transaction; (v) whether the proposed transaction can be completed on the anticipated terms and timing or completed at all; (vi) the outcome of any potential litigation that may be instituted with respect to the proposed transaction; (vii) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, economic performance, indebtedness, financial condition on the future prospects and business of Telenet and Liberty Global’s Belgium business after the consummation of the proposed transaction; (viii) any negative effects of the announcement, pendency or consummation of the proposed transaction; and (ix) management’s response to any of the aforementioned factors. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see Liberty Global’s filings with the SEC, including Liberty Global’s most recently filed Form 10-K and Form 10-Qs, as well as the regulated information filed by Telenet before the Belgium Financial Services and Markets Authority. These forward-looking statements speak only as of the date of this release. Telenet, Offeror and Liberty Global expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.